Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 1 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Rev CO Description Date 0A 02289 Initial Release May 21, 2002 Please check Agile for previous revisions 0M CO24345 Delete reference to obsolete companion policy; update reference to board committee November 21, 2016 0N CO25705 Revised as part of annual review by Board of Directors December 14, 2017 0P CO32594 Revised as part of annual review by Board of Directors December 11, 2020 0Q CO33087 Revised to include principles of conduct. This Policy replaces the former Code of Ethics Policy (116-0020-00). March 9, 2021 0R CO42236 Revised as part of annual review by Board of Directors June 12, 2024

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 2 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. 1.0 Purpose and Scope Ballard’s code of ethics and workplace guidelines policy is based on our corporate values and represents important expectations that Ballard has of all Ballard employees (including senior officers and members of Ballard’s board of directors). This Policy forms the cornerstone of how we conduct business and work together to achieve our goals. The behaviour and characteristics set out in this Policy are expected of every Ballard employee. We expect our employees use good judgement and we expect all Ballard employees to act in accordance with the spirit of this Policy. In some cases Ballard has specific individual policies that deal exclusively with certain issues raised in this Policy. All our employees must review such individual policies as they cover a broader range of information relating to the specific issue. The Policy reflects a commitment to achieve the highest level of ethical conduct and standards. 2.0 Definitions In this Policy, “Ballard” means Ballard Power Systems Inc. and each other member of the Ballard group of companies. References to “the Corporation” refer specifically to Ballard Power Systems Inc. 3.0 Principles of Conduct Our working environment is based on demonstrating mutual trust, respect, and concern for the safety and well being of every Ballard employee. Everyone at Ballard is subject to this Policy and is expected to abide by the following principles: (a) Respect for the law The business activities of Ballard will be conducted in compliance with applicable laws. (b) Ethical Conduct The business activities of Ballard and its employees, officers and directors will be based on integrity, honesty, preventing corruption and maintaining respect for others. (c) Respect for Human Rights All actions by Ballard and its employees, officers and directors will comply with the human rights and civil liberties set out in the Universal Declaration of Human Rights. These basic principles are fulfilled by compliance with the expectations set out below. 4.0 Expectations of Conduct In the course of work-related activity, you must observe these guidelines: (a) Treat everyone with respect and dignity. (b) Deal fairly with Ballard’s customers, suppliers, competitors and Ballard employees and do not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 3 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. (c) Support and contribute to the success of your fellow Ballard employees and the overall achievement of team goals and objectives. (d) Uphold and abide by Ballard’s policies, guidelines, and philosophies. (e) Provide honest and accurate information in all Ballard documentation and communications, including any reports submitted to external parties, such as governmental agencies. (f) Ensure that all reports and documents filed by Ballard with regulatory authorities are full, fair, accurate, timely and understandable. (g) Not fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of Ballard’s financial statements, for the purpose of rendering such financial statements materially misleading. (h) Report expenses accurately and honestly. (i) Place the interests of Ballard ahead of any personal profit or gain. (j) Refrain from engaging in any threatening behaviour or fighting while on Ballard premises or while carrying out your employment duties. (k) Act respectfully in interactions with others by not using offensive or abusive language while carrying out your employment duties or engaging in gossip or expressing derogatory remarks about other Ballard employees, members of management, customers or visitors or otherwise engaging in any conduct which could be in violation of the Workplace Harassment and Anti-Discrimination Policy. (l) Use your best efforts to protect Ballard and Ballard employee property against any theft or willful damage. (m) Uphold Ballard’s Confidentiality Policy by not disclosing, misusing or removing any Ballard records, documentation, photographs, drawings, customer information, or any other confidential information without authorization. (n) Abide by all of Ballard’s policies and laws and regulations that are applicable to Ballard’s business. (o) Use Ballard property for the purpose it is intended, and not for any personal purposes or gain. (p) Strive for attendance and punctuality. Your daily contribution is important to the success of Ballard. (q) Abide by any confidentiality or non-disclosure agreements with former employers. (r) Conduct your activities safely and without jeopardizing your own health and safety, or that of another Ballard employee. See the section entitled “Prohibited Acts” below. (s) Possess or use no alcohol (except as permitted if approved by senior management for a special function) or other controlled substance while on Ballard premises. (t) While on Ballard premises, only smoke outdoors in designated areas. (u) Practice good housekeeping in your work area to maintain a healthy and safe working environment.

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 4 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. (v) Bring no firearms, dangerous weapons, or illegal items onto Ballard property. See the section entitled “Prohibited Acts” below. (w) Comply at all times with Ballard’s Anti-corruption Policy. 5.0 Prohibited Acts Workplace Violence The possession, use or threatened use of any weapon, including but not limited to a firearm, handgun, knife, explosive weapon, gun, chemical dispensing device or club, on any Ballard premises is strictly prohibited. Any person, including but not limited to Ballard employees, agents, independent contractors, customers, visitors, licensees, invitees and trespassers, who possess, use or threaten to use a weapon on any Ballard premises, will be subject to immediate removal from the premises. Additionally, that person may be subject to legal action. One of Ballard’s goals is to maintain a workplace that is safe and free of any and all threats of violence or acts of violence. Ballard has zero tolerance for any kind of workplace violence or threat of violence. Prohibited acts include, but are not limited to, any threats of violence, destruction of personal or Ballard property, and acts of physical violence and intimidation (regardless of whether such threats are made in jest). It is the responsibility of each Ballard employee to be aware of what is going on around them and to immediately report to his or her supervisor or the Human Resource department the threat of any kind of violence that might endanger his or her own safety or the safety of others. All threats or acts of violence will be taken seriously. For clarity, the possession and use of tools or implements (e.g., a knife or hammer) for the proper and authorized performance of a person’s assigned work tasks on Ballard premises is not prohibited, but is otherwise governed by this Policy. See the section entitled “Expectations of Conduct” above, and the preceding discussion of prohibited acts. Corruption Ballard requires compliance with the highest ethical standards and all anti-corruption laws applicable to it in the conduct of its business. Ballard values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by Ballard employees or by third parties acting for and on behalf of Ballard. Refer to the Anti-corruption Policy for further information and guidance. Breach of Securities Laws or Fiduciary Duty Should Ballard’s legal counsel or any Ballard employee become aware of a material violation by Ballard of Canadian or U.S. securities laws, or a breach of the fiduciary duty owed to Ballard by any of its employees, such event will be reported to Ballard’s General Counsel or Chief Executive Officer, or such other person acting in a similar role.

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 5 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. 6.0 Conflicts of Interest Ballard expects its employees to avoid situations that create conflicts of interest. Conflicts of interest generally take two forms, organizational and personal. In both cases, the appearance of a conflict of interest can be as significant as an actual conflict, so if you have a concern about an appearance of conflict or an actual conflict of interest, please speak to your supervisor. Organizational conflicts of interest refer to situations where, due to relationships with a parent company, affiliate, or subsidiary company, the Ballard company in question is unable or appears to be unable to be impartial in conducting a procurement action involving another Ballard company. Ballard’s policy is to identify, avoid, and mitigate organizational conflicts of interest in work performed with public funding, and for employees to assist in this effort. Organizational conflicts of interest can arise in different contexts, but employees should be particularly vigilant for organizational conflicts of interest when Ballard is performing work funded by or done on behalf of public agencies, including the United States Federal government. Organizational conflicts of interest typically fall into three categories: (1) Unequal access to information: an unfair competitive advantage resulting from obtaining information not generally available to others seeking federal funding. (2) Impaired objectivity: assessing performance or evaluating the application of Ballard or a direct competitor seeking federal funding. (3) Biased ground rules: providing engineering or technical assistance or writing the work requirements for a federal funding opportunity or solicitation where Ballard or a Ballard affiliate is applying for those funds. A common example of a conflict of interest that may require mitigation or management is the use by Ballard of US Federal funding to procure goods or services from a Ballard affiliate or subsidiary. If you become aware of a situation where you, or a Ballard colleague, has an organizational conflict of interest, then disclose that information to your supervisor as soon as possible. Your supervisor will assess the relevant facts regarding the conflict and seek assistance from the Legal team. In the event Ballard determines that an actual or potential organizational conflict exists, Ballard must promptly disclose that conflict to the Federal funding agency (e.g., the United States Department of Energy) along with a proposed plan to mitigate or manage that organizational conflict of interest. The conflict of interest may be mitigated by screening employees from confidential data, recusal of Ballard employees, use of non-affiliated sources of supply, or other means that have been approved by the Federal funding agency. For personal conflicts of interest, a Ballard employee that finds himself or herself in a situation where he or she may be placing their own or others interests ahead of the interests of Ballard must seek advice from his or her direct supervisor. The list below indicates a few personal conflicts that Ballard employees should be aware of. However, many other conflicts of interest can exist and the list below simply sets out the ones that most commonly arise. If you are in a conflict of interest or perceive you may be in a conflict of interest, please speak to your supervisor and from refrain from decision-making and interaction with the relevant person or other entity in the course of your Ballard employment unless and until you have been informed by your supervisor that the conflict has been resolved.

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 6 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Accepting gifts and invitations Ballard employees may not accept any money or gifts from a supplier or customer, especially where it could influence or might reasonably be seen as influencing Ballard’s business relationship with that supplier or customer. As a minor exception to this general rule, this Policy does not prohibit Ballard employees from accepting occasional gifts of nominal value (i.e. under US $50) or social invitations which are customary and proper under the circumstances and in keeping with good business ethics, so long as no reciprocal obligation is involved in such acceptance. Exercise your best personal judgment and common sense when deciding whether to accept a gift or invitation. When in doubt, please consult your supervisor. Ballard employees must keep in mind that soliciting a gift (whether of nominal value or otherwise) is never acceptable. Choosing suppliers When choosing a supplier among competitors for any goods or service, Ballard employees must weigh the facts impartially and objectively. Choose the supplier who can offer the best-valued product or service in accordance with Ballard’s needs. Ballard employees must not do anything that suggests the purchase decision was influenced by irrelevant or improper considerations, such as a kickback, bribe, personal favour, or gift. When choosing suppliers, Ballard employees must disclose to their supervisor any personal relationships which could influence, or be perceived to influence, the selection and then abstain from the decision-making process. In addition, Ballard employees must not exert any influence to obtain “special treatment” from a particular supplier. It is essential that suppliers competing for Ballard’s business have confidence that Ballard’s selection process is ethical. Giving Gifts Employees must not give gifts to any employee of a supplier or customer where the gift is intended for or may be perceived as a bribe. Providing reasonable levels of hospitality to other parties is certainly acceptable, as long as the expenses are kept at a reasonable level and are not prohibited by law. Giving gifts of nominal value is also generally acceptable, such as Ballard sweatshirts or other Ballard merchandise. Refer to the Commitment and Expenditure Policy and the Travel and Employee Expense Reporting Policy for further information and guidance. Financial conflicts of interest Ballard employees should avoid acquiring or holding a significant financial interest in companies where it may give rise to a conflict between the employee’s financial interest and Ballard’s interests, such as a supplier, customer or provider of service. A financial interest generally will be considered “significant” or improper if the amount of investment (e.g. number of shares owned), together with the identity of the particular company in which the Ballard employee has invested, is influencing or could be viewed objectively as influencing a Ballard employee’s actions or decisions as a Ballard employee. If a Ballard employee holds a significant interest in another company which does business or is negotiating to do business with Ballard, the Ballard employee must disclose the potential conflict to his or her supervisor and refrain from all decision making related to and interaction with that other company in the course of employment. Financial conflicts of interest may also affect Ballard projects that involve funding from the US government. For example, the United States Department of Energy (“US DOE”) has an interim

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 7 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. conflicts of interest policy that must be complied with by each Ballard employee (or contractor) involved in a project funded at least in part by the US DOE. Please refer to Ballard’s Supplementary Policy for Conflicts of Interest in US DOE Funded Projects if you are or will be participating in a project that receives some or all of its funding from the US DOE, either directly, where Ballard is the recipient, or indirectly, where Ballard is a subcontractor to an entity that is receiving the funding. Family and Personal Relationships A Ballard employee should inform their manager if they are considering hiring a near relative or friend, if a relative or friend works for a supplier or competitor or if a near relative or person with whom an employee has a close relationship with is an executive or major shareholder in a competing company. Other employment Employees should not be working outside of their employment at Ballard where such other employment could interfere with the performance of their duties and responsibilities at Ballard. If there are circumstances that require you to maintain another job, you must consult with your supervisor and the Human Resources Department. Ballard does not prevent employees from expending a reasonable amount of time on the activities of community and similar non-profit organizations. Participation on Outside Board of Directors From time to time, employees may have opportunity to sit on a board of directors of another organization. Ballard recognizes the value that can be gained through participation on an outside board of directors. Boards of non-profit organizations companies and boards of companies affiliated with Ballard are not considered outside boards. No approval is required for sitting on the board of non-profit organization or an affiliated company, and sitting on such boards is not counted in determining how many outside boards an employee or executive officer may join. 1. The following approval process applies where an employee has been asked to sit on a board of directors for any another organization. Any proposed board appointment involving an employee other than an executive officer must be approved in advance by the employee’s supervisor, functional Vice President and the CEO. Employees will only be permitted to sit on a maximum of one outside board. 2. Any proposed board appointment involving an executive officer, other than the CEO, must be approved by the governance committee of Ballard’s board of directors. Executive officers will only be permitted to sit on a maximum of one outside board. 3. Any proposed board appointment involving the CEO must be approved by the governance committee of Ballard’s board of directors, followed by approval of the board of directors. The CEO will only be permitted to sit on a maximum of one outside board. The required approvals must be obtained prior to the effective date of any outside board appointment.

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 8 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Loans Subject to legislative exceptions, Ballard will not, directly or indirectly, extend, arrange or renew an extension of credit in the form of a personal loan to or for any director or executive officer. 7.0 Corporate Communications & Confidentiality Ballard is committed to providing timely, orderly, consistent and credible information (both positive and negative), in accordance with securities laws, to develop and maintain realistic investor expectations. Communications with analysts, the media and investors may only be handled by senior management (i.e. CEO, President or Vice President) or the Corporation’s Investor Relations department in accordance with Ballard’s Disclosure Policy. Refer to the Disclosure Policy for further information and guidance regarding related to disclosure of material information, external communications and crisis management communication. The use of social media communication channels is subject to the Disclosure Policy and the Confidentiality Policy. Refer to the Social Media Policy & Guidelines for further information and guidance. The Confidentiality Policy sets out guidelines for the safeguarding of confidential information and for the conduct of Ballard employees and members of Ballard’s board of directors acting on behalf of Ballard when dealing with external parties. However, it is important to reiterate some of the important points of the Confidentiality Policy in this Policy. Ballard employees must not use their knowledge of any confidential or internal information for personal gain, financial or otherwise. In addition, Ballard employees should not discuss details of Ballard’s business with family or friends or at social or public functions such as dinner parties or trade shows. While it may occasionally become necessary to disclose confidential information in the course of business, such disclosure must be limited to situations where controls have been put into place to limit the inappropriate use or further disclosure of the information. Where confidential information must be disclosed to an external party (such as collaborators, joint developers, suppliers, customers, bankers or professional advisors), only information absolutely necessary to the external party should be provided and the external party should sign a confidentiality agreement in acceptable form. Ballard employees are also required to maintain the confidentiality of information entrusted to them by external parties (e.g. suppliers, customers) in the same manner that Ballard confidential information is maintained. To ensure that the confidentiality of Ballard’s or external parties’ information is maintained when multiple copies of a confidential document has been distributed, all Ballard employees should keep a record of where each copy is and the persons to whom they have given such a copy. This can be done by numbering each copy and creating a distribution list. Confidential documents should include a legend stating that they are proprietary and confidential. If a Ballard employee or a member of Ballard’s board of directors discloses material confidential information to an external party and is concerned that such disclosure may not have been in accordance with this Policy, he or she must immediately notify his or her supervisor or the Corporation’s Chief Financial Officer, the Investor Relations or Legal department. Likewise, a

Ballard Power Systems Corporate Division Policy - POL5000019 Revision: 0R Page: 9 of 9 Dept: Legal & IP TITLE: Code of Ethics and Workplace Guidelines Policy CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Ballard employee who has any questions regarding the potential disclosure of confidential information should contact his or her supervisor for clarification. 8.0 Compliance with applicable laws and monitoring and enforcement procedures Ballard expects all Ballard employees to adhere to internal policies and guidelines as well as all laws and regulations that apply to Ballard’s business. New Ballard employees receive training on this Policy, in addition to many others. Members of Ballard’s board of directors and all employees are required review this Policy, the Anti-Corruption Policy and the Corporate Watch Policy and to confirm their compliance with them on an annual basis. When an act of Ballard, a Ballard employee or a member of Ballard’s board of directors violates a policy, law or regulation, Ballard’s senior management must be informed in a timely manner so that issues may be investigated and dealt with as quickly as possible. Delays in bringing the information to the attention of senior management may cause damage, complications, and irreversible consequences for Ballard. Refer to the Corporate Watch Policy for further information and guidance on making a report. You must make a report under this Policy if you are aware of information which you reasonably believe demonstrates: (a) A violation of any internal policy or code of practice, (b) A contravention of any law, rule or regulation, (c) Corruption, illegality, mismanagement or fraud, or (d) A danger to the public or danger to a Ballard employee’s health and safety. Ballard welcomes the courage and honesty of any Ballard employee who voices concern over a particular course of action that he or she genuinely believes to be unlawful or harmful. Any attempts to intimidate or threaten a Ballard employee to discourage reports pursuant to this Policy and any retaliation or harassment based upon a report made by any Ballard employee pursuant to this Policy is strictly prohibited and will result in disciplinary action up to and including immediate termination. 9.0 Termination of Employment Certain obligations, and in particular those regarding intellectual property, confidentiality, non- solicitation (and non-competition, if applicable) continue after termination of employment. Employees must return all confidential information, documents, drawings, computer programs and other records, as well as property, such as laptops and mobile phones, to Ballard prior to their last day of employment. 10.0 Notice A violation of this Policy may carry severe consequences both for Ballard and the individuals involved. Compliance with this Policy is a condition of office or employment with Ballard. A violation of this Policy may be grounds for discipline, up to and including immediate dismissal.

Ballard Power Systems Policy – POL5100363 Revision: 0A Page: 1 of 3 Department: Legal TITLE: Supplementary Policy for Conflicts of Interest US DOE Funded Projects CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Printed on: Thursday, June 13, 2024 Rev CO Description Date 0A CO42424 Initial Release June 12, 2024 As a participant in a project funded fully or partially by the US DOE, you may be subject to the requirements of the US DOE’s interim conflicts of interest policy. If you are (i) the principal investigator, or (ii) responsible for the purpose, design, conduct, or reporting of a project funded by the US DOE or proposed for funding by the US DOE, then you are considered an investigator for the purposes of the US DOE’s interim conflicts of interest policy. But even if you are not the principal investigator or responsible for the purpose, design, conduct or reporting of the project, the US DOE may designate all participants in those activities of a given project to be investigators – please review the funding opportunity announcement and/or terms and conditions of the financial assistance award for your project to determine whether this is the case. Individuals who are considered investigators must disclose significant financial interests and those of your spouse and dependent children to the Conflicts of Interest Advisor on the Legal team. This official is expected to promptly assess the disclosure and consider, in light of the US DOE guidance, whether further steps, such as disclosure to the US DOE or otherwise, are required. “Significant financial interest” is defined in the US DOE’s interim conflicts of interest policy as follows: (1) A financial interest consisting of one or more of the following interests of the Investigator (and those of the Investigator's spouse and dependent children) that reasonably appears to be related to the Investigator's non- Federal entity [i.e., Ballard] responsibilities: (i) With regard to any foreign or domestic publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure and the value of any equity interest in the entity as of the date of disclosure, when aggregated, exceeds $5,000. For purposes of this definition, remuneration includes salary and any payment for services not otherwise identified as salary (e.g., consulting fees, honoraria, paid authorship); equity interest includes any stock, stock option, or other ownership interest, as determined through reference to public prices or other reasonable measures of fair market value; (ii) With regard to any foreign or domestic non-publicly traded entity, a significant financial interest exists if the value of any remuneration, not otherwise disclosed as current, pending, or other support, received from the entity in the twelve months preceding the disclosure, when aggregated, exceeds $5,000, or when the Investigator (or the Investigator's spouse or dependent children) holds any equity interest (e.g., stock, stock option, or other ownership interest); iii) Intellectual property rights and interests (e.g., patents, copyrights), upon receipt of income related to such rights and interests. THIS DOCUMENT, SUBMITTED IN CONFIDENCE, CONTAINS PROPRIETARY INFORMATION WHICH SHALL NOT BE REPRODUCED OR TRANSFERRED TO OTHER DOCUMENTS OR DISCLOSED TO OTHERS OR USED FOR MANUFACTURING OR ANY OTHER PURPOSE WITHOUT PRIOR WRITTEN PERMISSION OF BALLARD POWER SYSTEMS.

Ballard Power Systems Policy – POL5100363 Revision: 0A Page: 2 of 3 Department: Legal TITLE: Supplementary Policy for Conflicts of Interest US DOE Funded Projects CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Printed on: Thursday, June 13, 2024 (2) Investigators also must disclose the occurrence of any reimbursed or sponsored travel (i.e., that which is paid on behalf of the Investigator and not reimbursed to the Investigator so that the exact monetary value may not be readily available) related to their institutional responsibilities that is not otherwise disclosed in current and pending or other support disclosures, provided that this disclosure requirement does not apply to travel that is reimbursed or sponsored by a Federal, state, or local government agency of the United States; a domestic Institution of Higher Education; or a domestic research institute that is affiliated with a domestic Institution of Higher Education. The non-Federal entity's FCOI [i.e., financial conflicts of interest] policy will specify the details of this disclosure, which will include, at a minimum, the purpose of the trip, the identity of the sponsor/organizer, the destination, and the duration. In accordance with the non-Federal entity's FCOI policy, the non-Federal entity official(s) will determine if further information is needed, including a determination or disclosure of monetary value, in order to determine whether the travel constitutes a FCOI with the project funded under the DOE award. (3) The term significant financial interest does not include the following types of financial interests: salary, royalties, or other remuneration paid by the non-Federal entity to the Investigator if the Investigator is currently employed or otherwise appointed by the non-Federal entity, including intellectual property rights assigned to the non-Federal entity and agreements to share in royalties related to such rights; any ownership interest in the non- Federal entity held by the Investigator, if the non-Federal entity is a commercial or for-profit organization; income from investment vehicles, such as mutual funds and retirement accounts, as long as the Investigator does not directly control the investment decisions made in these vehicles; income from seminars, lectures, or teaching engagements sponsored by a Federal, state, or local government agency of the United States, a domestic Institution of Higher Education, or a domestic research institute that is affiliated with a domestic Institution of Higher Education; or income from service on advisory committees or review panels for a Federal, state, or local government agency of the United States, a domestic Institution of Higher Education, or a domestic research institute that is affiliated with a domestic Institution of Higher Education. If you are an investigator and have or think you may have a significant financial conflict of interest in relation to a project having US DOE funding, please inform your supervisor on the project and the Conflicts of Interest Advisor. The obligation to report significant financial conflicts of interest is an ongoing one for each US DOE- funded project, and each investigator must review and submit an updated disclosure at least annually during the period of the US DOE award, including any significant financial conflicts of interest that had not been previously reported. Investigators must also submit disclosures within 30 days of discovering or acquiring a new significant financial interest. Each disclosure and updated disclosure must include the following certification statement (which the US DOE may update from time to time): I understand that this Disclosure is required to obtain funding from the U.S. Government. I, [Full Name and Title], certify to the best of my knowledge and belief that the information contained in this Disclosure Statement is true, complete, and accurate. I understand that any false, fictitious, or fraudulent information, misrepresentations, half- truths, or omissions of any material fact, may subject me to criminal, civil or administrative penalties for fraud, false statements, false claims, or otherwise. (18 U.S.C. §§ 1001 and 287, and 31 U.S.C. 3729-3730 and 3801- 3812). I further understand and agree that (1) the statements and representations made herein are material to U.S. Government’s funding decision, and (2) I have a responsibility to update the disclosures during the period of performance of the award should circumstances change which impact the responses provided above.

Ballard Power Systems Policy – POL5100363 Revision: 0A Page: 3 of 3 Department: Legal TITLE: Supplementary Policy for Conflicts of Interest US DOE Funded Projects CONFIDENTIAL - FOR INTERNAL USE ONLY THIS DOCUMENT IS VALID ONLY AT TIME OF PRINTING. ANY COPIES MADE ARE CONSIDERED UNCONTROLLED UNLESS STAMPED OTHERWISE IN RED. Printed on: Thursday, June 13, 2024 If you have any questions about whether or not you need to make any disclosures, please speak to your supervisor on the project or the Conflicts of Interest Advisor.